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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of Embarcadero Technologies, Inc. of our report dated December 22, 2000 relating to the financial statements of Advanced Software Technologies, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Broomfield, Colorado
February 15, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS